EXHIBIT 10.53.1

                               AMENDMENT NO. 1 TO
                        AGREEMENT FOR PURCHASE OF ASSETS

         This AMENDMENT NO. 1 TO AGREEMENT FOR PURCHASE OF ASSETS (this "AMENDMENT") is entered into as of the 29th day of October, 2004, by and among TARRANT MEXICO, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico ("TARRANT MEXICO"), ACABADOS Y CORTES TEXTILES S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico ("ACABADOS"), and CONSTRUCCIONES SOLTICIO S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico ("SOLTICIO" and together with Acabados, the "PURCHASERS").

                                    RECITALS

         A. Tarrant Mexico and the Purchasers are parties to that certain Agreement for Purchase of Assets dated as of August 13, 2004 (the "AGREEMENT").

         B.       Tarrant  Mexico  and  the  Purchasers   desire  to  amend  the
provisions of the Agreement on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

         1. ACKNOWLEDGEMENT. The parties hereto acknowledge that the corporate name of Solticio was inadvertently misspelled in the Agreement and the parties hereby agree that all references to Solticio in the Agreement shall be deemed to refer to CONSTRUCCIONES SOLTICIO S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico.

         2. AMENDMENT TO SECTION 1.2(A). The Agreement is hereby amended to replace Section 1.2(a) of the Agreement in its entirety with the following:

                  "(a)     In  consideration  of  the  sale  of  the  Assets  to
         Acabados, Acabados shall pay or deliver to Tarrant Mexico on the Closing Date the following consideration (the "ASSET PURCHASE PRICE"):

                           (1) U.S. $1,465,400 by delivery to Tarrant Mexico of (a) cash in the amount of $105,400 by wire transfer of immediately available funds, and (b) a promissory note in the amount of $1,360,000, providing for 36 equal monthly payments of principal and interest with interest accruing at the rate of 5.5% per annum, and otherwise in form and substance reasonably acceptable to Tarrant Mexico; and

                           (2) U.S. $35,701,152, by delivery to Tarrant Mexico of ten (10) separate senior secured promissory notes of Acabados, in form


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                  and substance reasonably acceptable to Tarrant Mexico, each in the principal amount of U.S. $3,570,115.20 and with an interest rate of 4.5% per annum (for an aggregate principal of U.S. $35,701,152), and having the maturity dates and payment schedules as set forth on SCHEDULE 1.2(A) (collectively, the "ACABADOS NOTES"), the payment of which will be secured by all of the assets and real property of Acabados and Solticio (including the Assets and Real Property) pursuant to a security agreement in form and substance reasonably acceptable to Tarrant Mexico (the "SECURITY AGREEMENT")."

         3. AMENDMENT TO SECTION 2.2. The Agreement is hereby amended to replace Section 2.2 of the Agreement in its entirety with the following:

                  "2.2 PURCHASE PRICE. In consideration of the sale of the Real Property to be purchased by Solticio, Solticio shall pay or deliver to Tarrant Mexico on the closing date of the following consideration (the "REAL PROPERTY PURCHASE PRICE"):

                           (a) U.S. $2,550,000 by delivery to Tarrant Mexico of a promissory note in the amount of U.S. $2,550,000, providing for 36 equal monthly payments of principal and interest with interest accruing at the rate of 5.5% per annum, and otherwise in form and substance reasonably acceptable to Tarrant Mexico; and

                           (b)      U.S.  $4,502,848,  by  delivery  to  Tarrant
         Mexico of ten (10) separate senior secured promissory notes of Solticio, in form and substance reasonably acceptable to Tarrant Mexico, each in the principal amount of $450,284.80 and with an interest rate of 4.5% per annum (for an aggregate principal of $4,502,848), and having the maturity dates and payment schedules as set forth on SCHEDULE 2.2(B) (collectively, the "SOLTICIO NOTES"), the payment of which will be secured by all of the assets and real property of Acabados and Solticio (including the Assets and Real Property) pursuant to the Security Agreement."

         4. REMAINING TERMS RATIFIED. Except as expressly amended or modified by the Amendment and the Schedule attached hereto, all terms and conditions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. The term "Agreement" as used in the Agreement shall refer to the Agreement, as amended by this Amendment. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall govern.

         5. GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

         6. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

         Tarrant Mexico:   TARRANT MEXICO, S. de R.L. de C.V.

                           By         /S/ CORAZON REYES
                                     ----------------------------------------
                                     Corazon Reyes, Authorized Representative
                                     3151 East Washington Boulevard
                                     Los Angeles, California  90023
                                     Telecopier:  (323) 881-0368

         Acabados:         ACABADOS Y CORTES TEXTILES, S.A. DE C.V.

                           By         /S/ KAMEL NACIF
                                     ----------------------------------------
                                     Kamel Nacif, Authorized Representative
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier:  (525) 255-1009

         Solticio:         CONSTRUCCIONES SOLTICIO, S.A. DE C.V.

                           By         /S/ KAMEL NACIF
                                     ----------------------------------------
                                     Kamel Nacif, Authorized Representative
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier:  (525) 255-1009


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                                 SCHEDULE 1.2(A)

                                 ACABADOS NOTES

         INTEREST PAYMENTS      PRINCIPAL PAYMENTS                MATURITY DATE
-------- ---------------------- --------------------------------- --------------
NOTE 1   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2005
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 2   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2006
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 3   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2007
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 4   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2008
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 5   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2009
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 6   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2010
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 7   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2011
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 8   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2012
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 9   Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2013
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 10  Monthly, commencing    12 equal monthly installments     December 31,
         Jan. 31, 2005          commencing one year prior to      2014
                                maturity
-------- ---------------------- --------------------------------- -------------

                                 SCHEDULE 2.2(B)

                                 SOLTICIO NOTES

         INTEREST PAYMENTS      PRINCIPAL PAYMENTS                MATURITY DATE
-------- ---------------------- --------------------------------- -------------
NOTE 1   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2005
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 2   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2006
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 3   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2007
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 4   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2008
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 5   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2009
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 6   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2010
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 7   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2011
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 8   Monthly, commencing    12 equal monthly installments      December 31,
         31, 2005               commencing one year prior to       2012
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 9   Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2013
                                maturity
-------- ---------------------- --------------------------------- -------------
NOTE 10  Monthly, commencing    12 equal monthly installments      December 31,
         Jan. 31, 2005          commencing one year prior to       2014
                                maturity
-------- ---------------------- --------------------------------- -------------